2012 STOCK INCENTIVE PLAN
KRISPY KREME DOUGHNUTS, INC.
INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made as of June 2, 2014 (the “Grant Date”), by and between Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Company”), and Anthony N. Thompson (the “Participant”).

WITNESSETH:

WHEREAS, the Board of Directors and shareholders of the Company have approved the Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan (the “Plan”), for the purposes of and subject to the provisions set forth in the Plan; and

WHEREAS, pursuant to authority granted to it in the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has, on behalf of the Company, granted to the Participant an incentive stock option to purchase shares of Common Stock of the Company, as set forth below; and

WHEREAS, this Agreement evidences the grant of such option pursuant to the Plan.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Summary of Grant

Number of Shares: 78,288
Option Price: $19.00
Date of Grant: June 2, 2014
Expiration Date: June 2, 2024

2. Grant of Option

This Agreement sets forth the terms of an incentive stock option (the “Option”) granted to the Participant to purchase from the Company, during the period specified in Sections 3 and 4 of this Agreement, a total of 78,288 shares of Common Stock (the “Shares”), at the purchase price of $19.00 per share (the “Option Price”), in accordance with the terms and conditions stated in this Agreement. To the extent that the Option is designated as an incentive stock option and such Option or portion thereof does not qualify as an incentive stock option, the Option or portion thereof shall be treated as a nonqualified stock option.

3. Vesting and Exercise of Option

(a) The Option shall vest and become exercisable in increments in accordance with the schedule set forth below, provided that the Option shall vest and become exercisable with respect to an increment as specified only if the Participant has not incurred a Termination of Employment prior to the vesting date with respect to such increment:

(i) no portion of the Option shall vest or become exercisable prior to the first anniversary of the Grant Date;

(ii) on the first anniversary of the Grant Date, the Option shall vest and become exercisable with respect to 25% of the number of Shares subject to the Option (as indicated in Section 1);

(iii) on the second anniversary of the Grant Date, the Option shall vest and become exercisable with respect to an additional 25% of the number of Shares subject to the Option (for a total of 50% of the number of Shares subject to the Option);

(iv) on the third anniversary of the Grant Date, the Option shall vest and become exercisable with respect to an additional 25% of the number of Shares subject to the Option (for a total of 75% of the number of Shares subject to the Option); and

(v) on the fourth anniversary of the Grant Date, the Option shall vest and become exercisable with respect to the remaining 25% of the number of Shares subject to the Option (for a total of 100% of the number of Shares subject to the Option).

(b) Notwithstanding the vesting provisions described above, the Option shall vest and become exercisable with respect to 100% of the Shares upon the Participant’s Termination of Employment if the Participant’s Termination of Employment is due to his or her Retirement, death or Disability or as may otherwise be provided pursuant to the terms of that certain Employment Agreement dated as of May 13, 2014 between the Company, Krispy Kreme Doughnut Corporation and the Participant (the “Employment Agreement”), the terms of which Employment Agreement are hereby incorporated by reference and made a part of this Agreement.

(c) In addition, the following provisions shall apply in the event of a Change in Control (except to the extent otherwise provided in the Employment Agreement):

(i) To the extent the successor company does not assume or substitute for the Option (or the Company is the ultimate parent corporation and does not continue the Option) on substantially equivalent terms (as determined by the Committee), the Option will become vested and exercisable in full upon the effective date of the Change in Control.

(ii) Further, in the event that the Option is substituted, assumed or continued, the Option will become vested and exercisable in full if the Participant incurs a Termination of Employment within six months before (in which case vesting shall not occur until the effective date of the Change in Control) or two years after the effective date of a Change in Control if such Termination of Employment (A) is by the Company not for Cause or (B) is by the Participant for Good Reason. In the event that vesting of the Option is accelerated as a result of a Termination of Employment related to a Change in Control as provided herein, the Committee or the Board of Directors, in its discretion, may send the Participant prior written notice of the effectiveness of such event and the last day on which the Participant may exercise the Option. In such event, the Participant may, upon compliance with all of the terms of this Agreement and the Plan, purchase any or all of the Shares with respect to which the Option is vested and exercisable on or prior to the last day specified in such notice, and, to the extent the Option is not exercised, it shall (unless the Committee or the Board of Directors determines otherwise) terminate at 5:00 P.M., Winston-Salem, North Carolina time, on the last day specified in such notice. If no such notice is given, the Option shall terminate as provided in Section 4(f) herein. For the purposes herein, (X) “Good Reason” shall have the meaning set forth in Section 21(c) of the Agreement; and (Y) “Company” shall include the successor to the Company’s business or assets, or if all or substantially all of the voting stock of the Company is held by another public company, such public company.

The schedule set forth above is cumulative, so that Shares as to which the Option has become vested and exercisable pursuant to the provisions above may be purchased pursuant to exercise of the Option at any date subsequent to vesting but prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then vested and exercisable.

4. Termination of Option

Unless adjusted by the Committee in its sole discretion or as otherwise provided in the Plan, the Option shall remain exercisable as specified in Section 3 above until 5:00 p.m., Winston-Salem, North Carolina time, on the earliest to occur of the dates specified below, upon which date the Option shall terminate:

(a) the date all of the Shares are purchased pursuant to the terms of this Agreement;

(b) upon the expiration of three months following the Participant’s Termination of Employment for any reason other than his or her Retirement, death, Disability, or for Cause;

(c) upon the expiration of 360 days following the Participant’s Termination of Employment on account of his or her Disability;

(d) upon the expiration of 360 days following the Participant’s Termination of Employment on account of his or her death;

(e) immediately upon the Participant’s Termination of Employment for Cause;

(f) on the last date specified in the notice described in Section 3 above in the event of a Termination of Employment by the Participant for Good Reason or by the Company other than for Cause within six months before or two years after the effective date of a Change in Control; provided that, if no such notice is given, the Option shall terminate on the one year anniversary of the date of the Participant’s Termination of Employment;

(g) on the ten year anniversary of the Grant Date (the “Expiration Date”); or

(h) on the ten year anniversary of the Grant Date in the event of the Participant’s Termination of Employment on account of Retirement.

Upon its termination, the Option shall have no further force or effect and the Participant shall have no further rights under the Option or to any Shares which have not been purchased pursuant to the prior exercise of the Option.

5. Manner of Exercise of Option

(a) Exercise. The Option may be exercised only by (i) the Participant’s delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and (ii) the payment to the Company, pursuant to the terms of this Agreement, of an amount equal to the Option Price multiplied by the number of Shares being purchased as specified in the Participant’s notice of exercise (the “Purchase Price”). The Participant’s notice of exercise shall be given in the manner specified in Section 10 but any exercise of the Option shall be effective only when the items required by the preceding sentence are actually received by the Company. The notice of exercise shall be in the form attached to this Agreement or in another form provided by the Company. Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with Applicable Law can be effected, with the Committee being the final arbitrator thereof, in its sole and absolute discretion, in the event of any dispute between the Company and the Participant with regard to the interpretation of such laws.

(b) Form of Payment. Payment of the Purchase Price may be made by (i) cash or cash equivalent; (ii) authorizing a third party to sell a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the full Purchase Price (that is, a broker-assisted “cashless exercise”); (iii) unless prohibited by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price or portion thereof, (iv) unless prohibited by the Committee, by withholding Shares subject to the Option having an aggregate Fair Market Value at the time of exercise equal to the Option Price or portion thereof, or (v) combining the above methods.

(c) Issuance and Delivery of Shares. As soon as practicable following receipt of such notice of exercise and payment, the Company shall notify the Participant of any payment required under subsection (d) below. The Company shall deliver a certificate or certificates for the Shares to the Participant (or provide other evidence of ownership of the Shares, such as tracking through book entry) as soon as practicable after the Participant has made any payment required under subsection (d) below. Shares issued pursuant to the exercise of the Option will be issued only in the name of the Participant and may not be transferred into the name of any agent of or nominee for Participant until such time as the Participant has complied with the terms of this Agreement.

(d) Taxes and Withholding.

(i) The Participant shall be responsible for all federal, state, local, and foreign income taxes payable with respect to the Option and the exercise thereof. The Participant acknowledges that he or she may incur substantial tax liability arising out of the exercise of the Option and that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

(ii) The Company shall have the power and right to deduct or withhold, or require the Participant to remit to the Company in cash, an amount sufficient to satisfy federal, state, local, and foreign taxes (including but not limited to the Participant’s FICA obligation), if any, required by law to be withheld with respect to any taxable event arising in connection with the Option. In lieu of the payment specified in this paragraph, the Participant may satisfy the obligation, in whole or in part, by the methods specified in subsection (b)(i) and (ii) above. In addition, unless the Committee determines otherwise and subject to such conditions as may be established by the Committee, the Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares with a Fair Market Value equal to (but not in excess of) the minimum statutory tax required to be withheld. The right to satisfy this obligation by cashless exercise or the withholding of Shares may be withdrawn by the approval of the Committee.

(e) Delay In Issuance of Shares. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Shares to the Participant, any law, or any regulation or requirement of the Securities and Exchange Commission or other governmental authority having jurisdiction over such matter shall require either the Company or the Participant to take any action in connection with the Shares then to be issued, the issuance of such Shares shall be deferred until such action shall have been taken; the Company shall be under no obligation to take such action; and the Company shall have no liability whatsoever as a result of the non-issuance of such Shares, except to refund to the Participant any consideration tendered in respect of the Purchase Price.

(f) Stop Transfer Instructions. The Company may impose stop-transfer instructions with respect to any Shares (or other securities) subject to any restriction set forth in this Agreement until the restriction has been satisfied or terminates.

6. Nontransferability

To the extent that the Option is designated as an incentive stock option, the Option shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will or the laws of intestate succession, or, in the Committee’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto. To the extent that the Option is treated as a nonqualified stock option, the Option shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will or the laws of intestate succession, except for transfers without consideration if and to the extent permitted by the Committee in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentences, the Option shall be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

7. No Rights as a Shareholder

The Participant shall not have any rights as a shareholder with respect to the Shares subject to his or her Option until the issuance of such Shares to the Participant pursuant to the exercise of the Option.

8. No Right to Employment or Future Grants; Compliance with Applicable Law

(a) Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement, or understanding of any kind or nature that the Company, any Subsidiary, or other Affiliate shall continue to employ the Participant, nor shall this Agreement affect in any way the right of the Company, any Subsidiary, or other Affiliate to terminate the employment or other service of the Participant at any time and for any reason. By the Participant’s execution of this Agreement, the Participant acknowledges and agrees that the Participant’s employment or other service to the Company, any Subsidiary, or other Affiliate is “at will.” The Participant acknowledges and agrees that the award and acceptance of the Option pursuant to this Agreement does not entitle the Participant to future grants under the Plan or any other plan.

(b) The Company may impose such restrictions on the Option, the Shares, and any other benefits underlying the Option as it may deem advisable, including, without limitation, restrictions under the federal securities laws, the requirements of any securities exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. The Company shall not be obligated to issue, deliver, or transfer Shares, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register the Shares or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification, or listing requirements of any state or foreign securities laws or securities exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to the Option hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

9. Successors and Assigns

(a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to the Company, whether by merger, consolidation, or the sale of all or substantially all of the Company’s assets.

(b) This Agreement shall be binding upon and inure to the benefit of the Participant and his or her legal representative and any person to whom the Option may be transferred by will, the applicable laws of intestate succession, or otherwise in accordance with the terms of the Plan.

10. Notices

Any and all notices under this Agreement shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Company, to its principal executive offices to the attention of the Chief Financial Officer, and, in the case of the Participant, to the Participant’s address as shown on the Company’s records.

11. Entire Agreement

The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Option and the Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Option and the Shares other than as set forth in this Agreement and in the Plan.

12. Amendment of Agreement

This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto and otherwise in accordance with the Plan. Notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Agreement (without the Participant’s consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422, and federal securities laws).

13. Severability

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

14. Waiver

The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

15. Plan Controls

This Agreement and the Option are subject in all respects to the terms and conditions of the Plan (which are incorporated herein by reference). Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control, unless the Committee determines otherwise.

16. Agreement to be Bound by Plan

The Participant acknowledges that the Participant fully understands his or her rights under the Plan, and that the Participant agrees to be bound by all terms and conditions of the Plan. The Participant acknowledges that the Participant has received a copy of the Plan prospectus.

17. Authority of Committee

All determinations made by the Committee with respect to the interpretation, construction, and application of any provision of this Agreement shall be final, conclusive, and binding on the parties.

18. Covenants and Representations of Participant

The Participant represents, warrants, covenants, and agrees with the Company as follows:

(a) The Participant has not relied upon the Company with respect to any tax consequences related to the Option or the Shares. The Participant assumes full responsibility for all such tax consequences and the filing of all tax returns and elections the Participant may be required or find desirable to file in connection therewith.

(b) The Participant will not distribute or resell any Shares (or other securities) issuable upon exercise of the Option granted hereby in violation of Applicable Law. The Participant shall comply with all provisions of the Company’s Securities Trading Policy, as in effect from time to time.

(c) The agreements, representations, warranties, and covenants made by the Participant herein with respect to the Option shall also extend and apply to all of the Shares issued to the Participant from time to time pursuant to exercise of the Option. Acceptance by the Participant of any certificate representing the Shares (or other evidence of beneficial ownership) shall constitute a confirmation by the Participant that all such agreements, representations, warranties, and covenants made herein continue to be true and correct at that time.

(d) As a condition to receiving this award, the Participant agrees to abide by the Company’s Stock Ownership and Equity Retention Policy, Compensation Recovery Policy, and/or other similar policies, each as in effect from time to time and to the extent applicable to the Participant. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply to the Participant under Applicable Law.

19. Limitation of Liability

The liability of the Company under this Agreement and in the award of the Option hereunder is limited to the obligations set forth herein with respect to such award, and nothing herein contained shall be interpreted as imposing any liability in favor of the Participant or any others with respect to any loss, cost, or expense which the Participant or any others may incur in connection with or arising out of any transaction involving the Option or the Shares.

20. Governing Law

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of North Carolina, without giving effect to the principles of conflicts of laws, and in accordance with applicable federal laws.

21. Definitions

(a) “Retirement” shall mean the Participant’s Termination of Employment at a time when the sum of the Participant’s age and years of employment with the Company, its Subsidiaries, or other Affiliates equals or exceeds 65, provided that the Participant shall have attained a minimum age of 55.

(b) “Termination of Employment” means the discontinuance of the Participant’s service relationship with the Company, its Subsidiaries, or another Affiliate, including but not limited to service as an employee of the Company, its Subsidiaries, or another Affiliate, as a non-employee member of the Board of Directors of the Company, or as a consultant or advisor to the Company, its Subsidiaries, or another Affiliate. Except to the extent provided otherwise in an agreement or determined otherwise by the Committee, a Termination of Employment shall not be deemed to have occurred if the Participant transfers among the various entities constituting the Company and its Subsidiaries, so long as there is no interruption in the provision of service by the Participant to the Company and its Subsidiaries. The Participant shall not be deemed to have incurred a Termination of Employment if the Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Company of 180 days or fewer (or any longer period during which the Participant is guaranteed reemployment by statute or contract). In the event the Participant’s leave of absence exceeds this period, he or she will be deemed to have incurred a Termination of Employment on the day following the expiration date of such period, unless determined otherwise by the Committee.

(c) “Good Reason” shall have the meaning assigned such term in the employment agreement, if any, between the Participant and the Company, a Subsidiary, or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, “Good Reason” shall mean any of the following acts by the Company, a Subsidiary, or an Affiliate within the six-month period before or the two-year period after the effective date of a Change in Control, without the consent of the Participant (in each case, other than an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company, a Subsidiary, or an Affiliate promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties or responsibilities materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties, or responsibilities as in effect on the date of the Change in Control, (ii) a material reduction in the Participant’s base salary as in effect on the date of the Change in Control, (iii) except with regard to international employees, the relocation, without consent, of the Participant’s principal place of employment more than 25 miles from the location at which the Participant was stationed immediately prior to the Change in Control, or (iv) any material breach of any employment agreement between the Participant and the Company, a Subsidiary, or an Affiliate; provided that any event described in clauses (i) through (iv) above shall constitute Good Reason only if the Company fails to rescind or cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event or condition described in clauses (i) through (iv) above on the 60th day following the latter of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.

22. Forfeiture in the Event of Competition and/or Solicitation or other Detrimental Acts

In return for granting the Option to the Participant, the Participant agrees to the following restrictions:

(a) The Participant expressly agrees and covenants that during the Restricted Period (as defined below), the Participant shall not, without the prior written consent of the Company, directly or indirectly:

(i) own, manage, control, participate in, consult with, become employed by, or otherwise render services to any Competitive Business (as defined below) in the Territory (as defined below), except that it shall not be considered a violation of this clause for the Participant to be a passive owner of not more than two percent of the outstanding stock of any class of any corporation which is publicly traded, so long as the Participant has no active participation in the business of such corporation;

(ii) induce or attempt to induce any customer, supplier, client, or other business relation of the Company or its Affiliates to cease doing business with the Company or its Affiliates if such cessation could reasonably be expected to result in material harm to the Company;

(iii) induce or attempt to induce any employee of the Company or its Affiliates to leave the employ of the Company or its Affiliates, or in any way interfere with the relationship between the Company or its Affiliates and any person employed by them; or

(iv) violate the Company’s Securities Trading Policy.

(b) The Participant expressly agrees and covenants that the Participant will not, without the prior written consent of the Company, directly or indirectly, disclose or use at any time before or after the Participant’s Termination of Employment any Confidential Information (as defined below) of which the Participant is or becomes aware, whether or not such information is developed by the Participant, except to the extent such disclosure or use is directly related to and appropriate in connection with the Participant’s performance of duties assigned to the Participant by the Company or its Affiliates. Under all circumstances and at all times, the Participant will take all appropriate steps to safeguard Confidential Information in his or her possession and to protect it against disclosure, misuse, espionage, loss, and theft.

(c) If the Committee determines that the Participant has violated any provisions of this Section 22 or that the Participant’s employment has been terminated for Cause, then the Participant agrees and covenants that:

(i) The Participant shall automatically forfeit any rights the Participant may have with respect to the Option or underlying Shares as of the date of such determination; and

(ii) if the Participant has exercised all or any part of the Option within the twelve-month period immediately preceding a violation of this Section 22 or termination of the Participant’s employment for Cause, upon the Company’s demand, the Participant shall immediately deliver to the Company (A) any Shares acquired upon exercise of the Option, if the Participant still owns the Shares (at which time the Company will deliver to the Participant an amount equal to the Purchase Price for such Shares), or (B) if the Participant no longer owns the Shares, an amount equal to the Gain realized by the Participant upon such exercise. For the purposes herein, “Gain” shall be equal to the disposition price per Share of any Shares sold or disposed of, multiplied by the number of Shares sold or disposed of, minus the Purchase Price paid for the Shares, and less any taxes paid which are not refundable or for which the Participant does not otherwise receive a tax credit or other form of reimbursement.

(d) Definitions. For purposes of this Section 22, the following definitions shall apply:

(i) “Competitive Business” means any business listed on Exhibit A hereto.

(ii) “Confidential Information” means information that is not generally known to the public and that was or is used, developed, or obtained by the Company or its Affiliates in connection with the business of the Company or its Affiliates and which constitutes trade secrets or information which they have attempted to protect, which may include, but is not limited to, trade “know-how,” customer information, supplier information, cost and pricing information, marketing and sales techniques, strategies, and programs, computer programs and software, and financial information. It shall not include information (A) required to be disclosed by court or administrative order; (B) lawfully obtainable from other sources or which is in the public domain through no fault of Participant; or (C) the disclosure of which is consented to in writing by the Company.

(iii) “Restricted Period” means the period during which the Participant is employed by the Company or an Affiliate and twelve months following the date that the Participant ceases to be employed by the Company or an Affiliate for any reason whatsoever.

(iv) “Territory” means:

(A) The entire United States and any other country where the Company or any of its Subsidiaries, joint venturers, franchisees, or Affiliates has operated a retail facility at which the Company’s products have been sold at any time in the one-year period ending on the last day of the Participant’s employment with the Company or its Affiliates;

(B) In the event that the preceding clause shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the entire United States;

(C) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the states in the United States where the Company or any of its Subsidiaries, joint venturers, franchisees, or Affiliates has operated a retail facility at which the Company’s products have been sold at any time in the one-year period ending on the last day of the Participant’s employment with the Company or its Affiliates;

(D) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the area that includes all of the areas that are within a 50-mile radius of any retail store location in the United States at which the Company’s products have been sold at any time in the one-year period ending on the last day of the Participant’s employment with the Company or its Affiliates; and

(E) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the entire state of North Carolina.

(e) The Company may require the Participant, in connection with the exercise of the Option, to certify in a manner acceptable to the Company that the Participant has not violated the terms of this Section 22 and may decline to give effect to such exercise if the Participant fails so to certify. If the Participant is required to repay any Gain to the Company pursuant to this Section 22, the Participant shall pay such amount in such manner and on such terms and conditions as the Company may require, and the Company shall be entitled to withhold or set-off against any other amount owed to the Participant by the Company or any of its Affiliates (other than any amount owed to the Participant under any retirement plan intended to be qualified under Code Section 401(a)) up to any amount sufficient to satisfy any unpaid obligation of the Participant under this Section 22.

(f) The Participant acknowledges and agrees that the period, scope, and geographic areas of restriction imposed upon the Participant by the provisions of Section 22 are fair and reasonable and are reasonably required for the protection of the Company. In the event that any part of this Agreement, including, without limitation, Section 22, is held to be unenforceable or invalid, the remaining parts of Section 22 and this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part of this Agreement. If any one of the provisions in this Section 22 is held to be excessively broad as to period, scope, and geographic areas, any such provision shall be construed by limiting it to the extent necessary to be enforceable under Applicable Law.

(g) The Participant acknowledges that breach by the Participant of this Agreement would cause irreparable harm to the Company and that, in the event of such breach, the Company shall have, in addition to monetary damages and other remedies at law, the right to an injunction, specific performance, and other equitable relief to prevent violations of the Participant’s obligations hereunder.

23. Reserved.

24. Limitation on Incentive Stock Options.

In no event shall there first become exercisable by the Participant in any one calendar year incentive stock options granted by the Company or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an incentive stock option is granted) greater than $100,000. To the extent that any incentive stock option is first exercisable by the Participant in excess of such limitation, the excess shall be considered a nonqualified stock option.

25. Notice of Disposition.

To the extent that the Option is designated as an incentive stock option, if shares of Common Stock acquired upon exercise of the Option are disposed of within two years following the date of grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement hereto as of the day and year first above written.

KRISPY KREME DOUGHNUTS, INC.

By:	/s/ Douglas R. Muir
Title:	Chief Executive Officer

PARTICIPANT

Signature:	/s/ Anthony N. Thompson
Printed Name:	Anthony N. Thompson

Exhibit A

The following businesses, together with their Subsidiaries, affiliates and successors in interest, are the “Competitive Businesses” for purposes of this Agreement:

Dunkin Brands Inc.
Tim Hortons, Inc.
George Weston Limited
Flowers Foods, Inc.
McKee Foods Corporation
Bimbo Bakeries USA, Inc.
Hostess Brands, LLC
Panera Bread Company
Starbucks
Dewey’s Bakery
Salem Baking Company
Dawn Food Products, Inc.
CSM Bakery Products

And any other business that derives more than fifty percent (50%) of its revenues from the indirect or direct sale of coffee, doughnuts and/or bakery or sweet goods.

The Company reserves the right to modify or amend this Exhibit A at any time and from time to time.

STOCK OPTION EXERCISE FORM

This form must be completed and returned to Krispy Kreme’s Chief Financial Officer on or before 1:00 p.m. Winston-Salem, North Carolina time on date of exercise.

SECTION I

NAME (please print):	SOCIAL SECURITY NO.:

HOME ADDRESS:	WORK ADDRESS:

HOME TELEPHONE:	WORK TELEPHONE:

SECTION II: I wish to exercise the following options:

A	B	C	D
	NUMBER OF	EXERCISE	TOTAL PURCHASE PRICE:
GRANT DATE	OPTIONS	PRICE	(COLUMN B x COLUMN C)

TOTAL

SECTION III		SECTION IV
I elect to pay for my shares (check one):		I elect to pay my taxes on this transaction (check one):

☐	Broker assisted Cashless Exercise	☐	Sell shares to cover taxes (Broker assisted Cashless Exercise)

☐	Cash Purchase by Check (payable to Krispy Kreme Doughnuts, Inc.)	☐	Check (payable to Krispy Kreme Doughnuts, Inc.)
		☐	Share withholding
☐	Share delivery

☐	Share withholding

Signature	Date of Exercise

Return	KRISPY KREME DOUGHNUTS, INC.
form to:
ATTN: Chief Financial Officer
370 Knollwood Street
Winston-Salem, NC 27103
Phone: 336-725-2981